                                                                   Exhibit 10.34

                   Confidential Materials omitted and filed
            separately with the Securities and Exchange Commission
               pursuant to a request for confidential treatment.
                          Asterisks denote omissions.

                       New Systems Operations Agreement


This New Systems Operations Agreement (the "Agreement") is entered into between


1. Board of Trade of the City of Chicago, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois, 60604, United States of America

                                                           (hereinafter, "CBOT")

2. Ceres Trading Limited Partnership, c/o Board of Trade of the City of Chicago, Inc., 141 West Jackson Blvd., Suite 600-A, Chicago, Illinois 60604, United States of America

                                                          (hereinafter, "Ceres")

and


1. Deutsche Borse Systems AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany

                                                            (hereinafter, "DBS")

2. Eurex Zurich AG, Selnaustrasse 30, 8021 Zurich, Switzerland

                                                   (hereinafter, "Eurex Zurich")

3. Eurex Frankfurt AG, Neue Borsenstrasse 1, 60487 Frankfurt am Main, Germany

                                                (hereinafter, "Eurex Frankfurt")


                   New Systems Operations Agreement - Final

                                   PREAMBLE

A. Eurex Zurich and its wholly-owned subsidiary Eurex Frankfurt (referred to jointly as the "Eurex Entities") are operating the electronic derivatives exchanges Eurex Zurich and Eurex Deutschland (the "Eurex Exchanges"). The technological basis of the Eurex Exchanges is the Eurex Software, a software jointly developed and owned by Deutsche Borse AG ("DBAG") and the SWX Swiss Exchange ("SWX").

B. CBOT offers certain derivative products for trading on that certain electronic market operated on the basis of Release a/c/e 1.0 of the Eurex Software and formerly known as "a/c/e" (the "CBOT Electronic Market"). The host used for the CBOT Electronic Market is located in Chicago (the "Chicago Backend"). To date, DBS, a wholly-owned subsidiary of DBAG, has provided to Ceres and CBOT the services required (i) for the operation of the Chicago Backend, (ii) for the connection of the CBOT Electronic Market to a dedicated wide-area communications network provided by DBS (the "Network") that can be accessed through certain Access Points, and (iii) for technically enabling users of the Eurex Exchanges ("Eurex Users") and users of CBOT (the "CBOT Users") to access the CBOT Electronic Market and the Eurex Exchanges on the basis of a Systems Operations Agreement dated July 20, 2000 (the "Systems Operations Agreement"). The parties to the Systems Operations Agreement have decided to terminate the Systems Operations Agreement by way of a separate Reorganization Agreement dated an even date herewith (the "Reorganization Agreement").

C. CBOT and Ceres desire that, following termination of the Systems Operations Agreement, DBS continues to operate the Chicago Backend, that the CBOT Users continue to use the Network in order to access the CBOT Electronic Market, and that the CBOT Electronic Market continues to be connected to the Network. DBS is prepared to provide Ceres with the services required in order to achieve these goals subject to the terms of this Agreement.

In consideration of the foregoing premises and the mutual covenants herein set forth, the parties agree as follows:


                   New Systems Operations Agreement - Final

1.   Definitions

1.1 Terms used in this Agreement with initial capital letters (other than proper nouns) have the meanings set forth in the glossary of defined terms attached as Schedule 1.1.

2.   Scope of Agreement

2.1 Scope of Agreement. This Agreement governs the relationship between CBOT and Ceres, on the one hand, and DBS, on the other hand, with regard to certain services to be provided by DBS for the purpose of the operation of the Chicago Backend and in order to connect the CBOT Users to the CBOT Electronic Market through the Network as set forth in Section 4.1 (the "Operation Services"). The Eurex Entities shall neither be responsible nor be liable under this Agreement in any way for the provision of the Operation Services or for any failure of DBS in performing the Operation Services. CBOT and Ceres shall neither be responsible nor be liable in any way for the provision of any services to the Eurex Entities or for any failure of DBS in performing services for the Eurex Entities.

2.2 Other Agreements. Ceres' right to use certain parts of the Eurex Software is governed by a Non-exclusive Software License Agreement dated an even date herewith between DBAG, SWX, CBOT and Ceres (the "Non-exclusive Software License Agreement") with maintenance to be provided under a Software Maintenance Agreement among DBAG, SWX, the Eurex Entities, CBOT and Ceres (the "Software Maintenance Agreement").

3.   Use of Network

3.1 Network Standards. Ceres and CBOT acknowledge that under no circumstance shall Ceres' and CBOT's use of the Network, as made available under this Agreement, restrict or adversely affect DBAG's, SWX's and the Eurex Entities' operation, maintenance and further development of the Eurex Software, the Network and the Eurex Operations.

3.2 Connection Alternatives. Ceres and CBOT shall ensure that the CBOT Electronic Market offers at all times all of the connection alternatives described in the


                   New Systems Operations Agreement - Final

     Implementation Regulations of the Eurex Exchanges Concerning Technical Equipment as amended and offered to CBOT and Ceres from time to time.

3.3 Certain Restrictions. Without the prior written consent of the Eurex Entities, Ceres and CBOT shall not (i) use the Network provided under this Agreement and the Chicago Backend for any other purpose than for the electronic trading of Eligible Derivatives as defined in the Non-exclusive Software License Agreement, or (ii) connect any trading platform other than the CBOT Electronic Market to the Network.

4.   Scope of Operation Services

4.1 Engagement. Ceres hereby engages DBS to provide the Operation Services. The scope of the Operation Services is defined in Schedule 4.1 and any Change Requests. The scheduling of work (e.g., milestones, completion dates and performance credits) will, if applicable, be set forth in the corresponding Schedule or Change Request.

4.2 Priority. If any provision in Schedule 4.1 expressly states that it has priority over the terms of this Agreement, or if any provision in a Change Request expressly contradicts a provision in this Agreement, the provision in the Schedule or the relevant Change Request will have priority over the relevant terms of this Agreement. If a provision in Schedule 4.1 or a Change Request contradicts a provision in another Change Request, the most recent provision will have priority.

4.3 Deliverables, Services, Tasks. Schedule 4.1 and each Change Request must describe the specific work results ("Deliverables") to be produced under the Schedule or Change Request. A Deliverable must include, if appropriate, functional and technical specifications for itself or for other Deliverables. Schedules and Change Requests relating to ongoing services ("Services") will describe the service in detail and the standards for determining the quality of service. Schedules and Change Requests, and documents prepared pursuant to Schedules and Change Requests, will assign specific work ("Tasks") to the parties and establish time frames in which the Tasks are to be completed; Tasks will also constitute Deliverables to the extent that the Task requires the production of a specific work product and not just an ongoing service. Schedules and Change Requests can also establish the price for the Tasks, together with a payment schedule and may include a schedule of resources to be devoted to the work,


                   New Systems Operations Agreement - Final including the number of man-days each party will provide, the equipment and the premises where the work will be carried out.

4.4 Change Request. Ceres or DBS may request a change in Operation Services at any time ("Change Request").

     4.4.1 A Change Request will be in writing and will follow a format to be provided by DBS. Each Change Request must contain sufficient information to enable the recipient to reasonably evaluate the Change Request including particularly:

             . a description of the change (including specifications, test procedures, date of completion etc.),

             .   reasons for the change,

             . additional resources required to implement the change (including any proposed subcontractors other than Freelancers),

             . impact on other elements of the Operation Services or work to be performed by DBAG within the scope of the Software Maintenance Agreement,

             .   impact on service levels under this Agreement,

             . cost impact of the change and allocation of responsibility for increased costs or benefits from reduced costs; if appropriate, the Change Request will contain either a time-and-materials price scheme or a fixed price for the additional work together with a payment schedule.

     4.4.2 If the party submitting a Change Request cannot reasonably provide sufficient information under the above categories using the party's own resources, the submitting party may require the other party or parties to assist in providing the missing information without undue delay. If a Change Request initiated by Ceres requires DBS to expend more than one man-day in order to complete the information, DBS can charge for the work on a "time-and-materials" basis if DBS has informed Ceres in advance that it intends to charge for such efforts. DBS will not charge if one man-day or less is required to complete the information.


                   New Systems Operations Agreement - Final

     4.4.3 The parties recognize that there may be various solutions to each Change Request. DBS will propose solutions that it reasonably believes will best meet the needs of Ceres while complying with the defined scope of work. If Ceres rejects a proposed solution that meets all of the requirements of this Agreement in favor of an alternative, DBS will inform Ceres, in writing within two weeks of receipt of the alternative proposal about any anticipated increased costs or delay and, if appropriate, additional resources which are required, as well as all anticipated problems with the solution selected by Ceres such as impact on service levels. If the parties cannot reach agreement at the operational level Ceres may, at its own risk, insist on its alternative solution. In this event, DBS will, subject to Section 4.4.5, be obliged to perform the work on the alternative solution once a corresponding Change Request, in which Ceres agrees to compensate DBS for such work in accordance with the applicable DBS Catalogue of Prices, has been signed by Ceres. The obligation of DBS to perform work under such a Change Request is subject to the condition precedent that DBS has reasonable access to the additional resources set forth in the notice submitted to Ceres under the third sentence of this Section 4.4.3.

     4.4.4 Any Change Request by either DBS or Ceres shall be communicated to the designated recipient of the Change Request through the Eurex Entities. The Eurex Entities shall investigate implications of the proposed Change Request on the Eurex Operations and/or the Network without undue delay. Following such investigation, the Eurex Entities shall promptly forward, with comments as appropriate, the Change Request to the designated recipient. Any Change Request directly submitted to the designated recipient shall be deemed non-existing and shall not be processed by the recipient of such Change Request.

     4.4.5 A Change Request will become binding if it has been signed by Ceres, the Eurex Entities and DBS. DBS, the Eurex Entities and Ceres will evaluate Change Requests without undue delay. Except as provided in Section 4.4.2, no party is under an obligation to perform work under a Change Request prior to the Change Request having been orderly signed; the costs for performing any such work prior to signing will be borne by the party performing the work.


                   New Systems Operations Agreement - Final

          4.4.6 Under no circumstances shall DBS and the Eurex Entities be obliged to agree to any Change Request that would have a negative impact on any of the Eurex Operations, the Eurex Software or the Network.

          4.4.7 For the avoidance of doubt any inquiry for work by either of DBS and Ceres relating to the opening up or closing down of any Access Point will be subject to the Change Request procedure set forth in this Section 4.4.

     5.   Co-operation, Communication, Subcontracting

     5.1 Critical Instructions. If DBS reasonably believes that implementation of an instruction by Ceres is contrary to the performance of the Operation Services (e.g., the implementation would interfere with the operation of any of the Eurex Operations or the Network) or would materially impair DBS' ability to perform other work under this Agreement, DBS will notify Ceres and the Eurex Entities thereof, and DBS will not be required to implement the instruction until both Ceres and the Eurex Entities have confirmed the instruction.

     5.2 Delays. Reference to obligations of Ceres also includes all Tasks to be performed by Ceres. DBS will not be responsible for delays in work under this Agreement or for budget overruns which are caused by acts or omissions by Ceres. DBS shall notify Ceres of the specific risk that the delay or budget overrun will occur, and Ceres must be given the opportunity to perform the relevant Task without undue delay.

     5.3  Co-operation. Ceres will provide the resources identified in Schedule
          4.1 and each applicable Change Requests and perform such other Tasks as may be set forth in Schedule 4.1 and each Change Request. Ceres shall provide DBS with all reasonable co-operation and assistance in the performance of the Operation Services, in each case including:

          5.3.1 Ceres will make all decisions reasonably requested of it by DBS in a timely manner; such decisions will be made at the latest within one week after receiving a written request from DBS for the decision, provided that such one week period does not commence to run if Ceres still requires reasonable


                   New Systems Operations Agreement - Final
             information from DBS before making the decision. The one week period will be extended by a reasonable amount of time if circumstances require this.

     5.3.2 Ceres will provide in a timely manner all information which DBS or the Eurex Entities reasonably requests.

     5.3.3 Ceres will provide appropriately equipped facilities designated by the Program Managers, particularly in the United States of America (the "Facilities"), for carrying out the Operation Services within the scheduled time frame at the reasonable request of DBS. The appropriate equipment in the Facilities does not include components of the system which are being provided by DBS.

     5.3.4 As DBS may reasonably request assistance, Ceres will make personnel resources available at locations where work within the scope of the Operation Services is being conducted in order to provide such assistance in a timely manner.

     5.3.5 Ceres will provide DBS and its subcontractors with access to the Facilities where equipment required for the performance of the Operation Services is located 24 hours per day, 365 days per year (including weekends and holidays), except to the extent that security requirements make such access unreasonable.

     5.3.6 DBS will provide reasonable assistance to Ceres and its employees and subcontractors so that they can perform their Tasks and other work relating to the Operation Services.

5.4 Program Managers. DBS and Ceres will each appoint one Program Manager. Each Program Manager is entitled to make all decisions and issue all declarations on behalf of its principal with regard to any aspect of the Operation Services, provided, however, that the Program Managers are not entitled to make any decision that, pursuant to this Agreement, require the consent of the Eurex Entities. Each party will also appoint substitute Program Managers who can exercise the authority of the Program Managers in their absence. Neither Ceres nor DBS has any responsibility for monitoring whether the other side's Program Manager has actually complied with the internal approval procedures. One side's Program Manager can delegate authority for


                   New Systems Operations Agreement - Final a specific matter or for categories of matters to another person by informing the other side's Program Manager in writing; the delegation of authority may only be cancelled by written notification to the other Program Manager. The names of the current Program Managers and their substitutes are set forth in Schedule 5.4.

5.5 Eurex Manager. The Eurex Entities will appoint a Eurex Manager. The Eurex Manager is entitled to make all decisions and issue all declarations on behalf of the Eurex Entities with regard to any aspect of the Operation Services. The Eurex Entities will also appoint a substitute Eurex Manager who can exercise the authority of the Eurex Manager in his absence. Neither Ceres nor DBAG has any responsibility for monitoring whether the Eurex Manager has actually complied with the internal approval procedures. The Eurex Manager can delegate authority for a specific matter or for categories of matters to another person by informing the Program Managers in writing; the delegation of authority may only be cancelled by written notification to the Program Managers. The names of the current Eurex Manager and his substitute are set forth in Schedule 5.4.

5.6 Escalation Committee. The parties will establish an "Escalation Committee" which will consist of CBOT's Chairman and Chief Executive Officer, the Chief Executive Officer of DBS' Management Board (Vorsitzender des Vorstands) and the Chief Executive Officer of the Eurex Entities. The purpose of the Escalation Committee is to discuss Problems which are not resolved by the Program Managers.

5.7 Subcontractors. Prior to engaging any subcontractor other than a subcontractor who is a natural person (such natural person a "Freelancer"), DBS shall inform Ceres and the Eurex Entities about the intended subcontracting. Any engagement of a subcontractor by Ceres shall require prior written approval by DBS and the Eurex Entities. Each party will be liable for the performance of its subcontractors under (S) 278 German Civil Code. Each party must especially make sure that its subcontractors comply with all provisions of the Agreement relating to confidentiality and each party must require each of its subcontractors to execute appropriate non-disclosure agreements consistent with the requirements of Section 15.


                   New Systems Operations Agreement - Final

6.    Legal and Regulatory Environment

6.1 Compliance. DBS will perform the Operation Services in compliance with legal and regulatory requirements, if any, for the operation of the CBOT Electronic Market. Ceres is responsible for timely informing DBS about these requirements and their impact on the Operation Services. DBS and each of the Eurex Entities will monitor the compliance of their respective employees and subcontractors assigned to provide Operation Services under this Agreement with CFTC Regulation 1.59 and will require such persons to execute a letter in the form set forth in Schedule 6.1.

6.2 Other Standards. Ceres may require that the Operation Services will comply with other standards at any time by initiating the Change Request procedure.

6.3 Monitoring. Ceres is responsible for monitoring all changes in the legal and regulatory requirements and standards set forth in the preceding Sections 6.1 and 6.2 for the CBOT Electronic Market. Ceres will, through the Change Request procedure, inform DBS without undue delay about any changes required in the Operation Services in order to comply with changes in such requirements and standards.

6.4 Regulatory Audits. At the request of CBOT, DBS will grant reasonable access to its facilities, records and personnel to regulatory authorities for the purpose of auditing the CBOT Electronic Market.

7.    Equipment

7.1 Ownership. DBS will acquire or has acquired, at its own expense, the equipment necessary to perform the Operation Services. All such equipment is or will either be leased or owned by DBS.

7.2 Advice. To the extent Ceres purchases its own equipment (including hardware, software, telecommunications materials, and anything else relating to the Operation Services), DBS will recommend appropriate equipment to Ceres, based on a Change Request and based on information received from Ceres and information developed during the course of the performance of the Operation Services. DBS will make recommendations based on their reasonable assessment of the relevant requirements. However, DBS assumes no liability for any defect in the equipment purchased. All

                   New Systems Operations Agreement - Final
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                                     -11-

      responsibility for purchasing the equipment and the risks associated with any defect in such equipment will be borne by Ceres or the respective purchaser.

8.    Problem Resolution

8.1 Notification. Each of the parties can notify each other at any time in writing about a "Problem". A Problem is (i) an alleged failure of a party to perform its obligations, (ii) a disagreement about whether requested work or material is within the scope of the Operation Services, or (iii) any circumstance, whether or not within the control of the parties, which adversely affects performance under this Agreement within the agreed time and budget. For purposes of this Section 8, the Eurex Manager shall be deemed a Program Manager.

8.2 Timeliness. Each of the parties will inform each other about a Problem without undue delay after becoming aware of it. If documentary evidence clearly shows that a party was aware of a Problem or should have been aware of the Problem exercising a highly professional standard of care, and the party failed to inform the other party within two weeks of becoming aware or when it should have become aware, the party who raises the Problem cannot assert any claims or other rights against the other party resulting from the Problem prior to notification, but the party raising the Problem can require the other party to correct the Problem without undue delay.

8.3 Content. Notification of a Problem shall be in a written "Problem Report" which at a minimum contains sufficient information (to the extent reasonably available to the notifying party) under the following headings to reasonably evaluate the Problem:

      . description of the Problem including a designation of those parts of the Operation Services affected by the Problem,

      .   estimated impact on timing and costs,

      .   proposal for corrective action,

      .   description of the resources needed for the corrective action,

      . proposal for allocation of costs resulting from the Problem and the corrective measures.

                   New Systems Operations Agreement - Final
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                                     -12-

      A Problem Report needs to be signed by the Program Manager of the party submitting the Problem Report.

8.4 Resolution. If the Program Managers cannot resolve a Problem within 10 Business Days after a Problem Report has been submitted, either party can refer the Problem in writing to the Escalation Committee. The Escalation Committee cannot impose a resolution of a Problem on a party without the party's consent. If any Program Manager notifies the other Program Managers in writing that the Problem is urgent, the period of 10 Business Days for referral to the Escalation Committee will not apply, i.e. the Problem can be referred immediately. If the Escalation Committee is unable to resolve the Problem within 30 Business Days after the problem has been referred to it in writing, or such earlier date if it agrees that it cannot resolve such Problem, either party may proceed to arbitration as set forth in Section 18.9.

8.5 Continued Performance. Pending resolution of a Problem (including through arbitration) involving an allegation of improper performance on the part of DBS, Ceres must continue to make payments on DBS' invoices relating to the Operation Services equal to (i) the amounts owed for work not materially affected by the alleged improper performance, and (ii) 75% of the other invoiced amounts. DBS cannot suspend performance, pending resolution of a Problem. However, if Ceres fails to comply with its obligation under the first sentence of this Section 8.5, DBS can suspend its performance only for the work for which payment has been withheld in violation of the first sentence of this Section 8.5. If Ceres has suspended payment only under a Change Request, DBS can only suspend performance of its work under that Change Request. Under no circumstances will DBS suspend performance except as permitted under this Section 8.5.

8.6 Record. If the parties resolve a Problem without arbitration, the parties will record the resolution in writing.

8.7 No Waiver. Compliance with the Problem resolution procedure does not waive any substantive rights or remedies under this Agreement.


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                                     -13-

9.    Quality Control

9.1 Deliverables Sign-Off. DBS will submit Deliverables to Ceres for "Sign-Off" using a Sign-Off Form (in the form currently used by DBS when submitting Deliverables to Ceres). Ceres will sign and return the Sign-Off Form or a Deficiency Report (in a form to be agreed between DBS and Ceres), and will provide the Eurex Entities with a copy of such document. Ceres will examine the Deliverables for any discrepancies between the required functionality and other characteristics of the Deliverable required by this Agreement and the actual functionality and other characteristics of the Deliverable as submitted ("Deviations"). However, Ceres is under no obligation to examine the technical solutions contained in the Deliverables. The Deficiency Report will contain a detailed description of any Deviations. A Deficiency Report requires the signature of Ceres' Program Manager. DBS will correct the Deviations without undue delay and resubmit the Deliverable. Subject to Section 9.2, this process will be repeated until all Deviations have been corrected. Failure to submit the Sign-Off Form or a Deficiency Report within two weeks of receipt of the Deliverable will constitute Sign-Off.

9.2 Repeat Attempts. If DBS fails to correct a Deviation listed in a Deficiency Report on the first try, DBS will not be entitled to charge for further work required to correct the Deviation. Notwithstanding the foregoing, DBS will not charge any additional fee for any work required to correct a Deviation in a Deliverable to the extent that Ceres is paying a fixed fee for such Deliverable. Should DBS fail to cure a Deviation within a reasonable time, Ceres may subcontract the work to a third party, and DBS will return any remuneration already received for the Deliverable to the extent that the DBS work cannot reasonably be used. DBS will co-operate with the new subcontractor. The liability of DBS to make payments under this Section 9.2 is limited to the amount which DBS received for the corresponding work.

9.3 No Deviation. If an alleged Deviation described in a Deficiency Report is found not to exist and if the alleged Deviation instead constitutes a change in the scope of the Deliverable, DBS will notify Ceres accordingly, and Ceres can then initiate the Change Request procedure. If Ceres and DBS disagree about the existence of a Deviation and the disagreement is not resolved by the Program Managers, either DBS or Ceres can initiate the Problem Report procedure.

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

                                     -14-

9.4 Services. Services, which are not part of any Deliverable (i.e., training services), are not subject to the Sign-Off procedures; rather, Ceres can register complaints on a Deficiency Report if it is dissatisfied with a Service. During the performance of Services any deficiencies must be submitted in writing to DBS (with a copy to the Eurex Entities). If documentary evidence clearly shows that Ceres was aware of a deficiency in the Service or should have been aware of the deficiency in the Service exercising a highly professional standard of care, and that Ceres fails to inform DBS (with a copy to the Eurex Entities) within two weeks of becoming aware thereof, Ceres cannot assert any claims or other rights against DBS resulting from the deficiency in the Service prior to notification, but Ceres can require DBS to correct the deficiency in the Service without undue delay. DBS must correct the deficiency at its expense.

10.   Service Fees, Payment

10.1 Service Fee. Schedules 4.1 and 10.2 and, if applicable, the Change Requests will specify the fees ("Service Fees"), reimbursable expense categories and payment schedules payable by Ceres to DBS. Ceres will only reimburse DBS for those categories of expenses identified in the Schedules and the Change Requests or elsewhere in this Agreement and only to the extent the expenses are reasonable and documented.

10.2 Time and Materials. If this Agreement, a Schedule or a Change Request does not specify a Service Fee or specifies that charges will be on a time-and-materials basis, DBS will charge on a time-and-materials basis according to the DBS catalogue of prices attached as Schedule 10.2 (the "DBS Catalogue of Prices").

10.3 Invoices. DBS will send invoices to Ceres. Each invoice will include supporting information for the specific line items which are charged. Ceres can conduct an audit of DBS' records to the extent reasonably required to confirm the accuracy of the invoiced amounts (e.g., reviewing timesheets, travel expense reports). If the audit reveals a variance of more than 5% in a calendar quarter between the invoiced amount and, if less, the correct amount, DBS will reimburse Ceres for the cost of the audit.

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

                                     -15-

10.4 VAT, Tax Laws. The parties acknowledge that the Operation Services provided by DBS are under current German law not subject to Value Added Tax. Accordingly, the Service Fees invoiced by DBS to Ceres are net of any Value Added Tax. In case all or part of the Operation Services become subject to Value Added Tax under the then current law and DBS is required to pay and has paid such tax, Ceres shall reimburse DBS the charge of Value Added Tax in the amount as stipulated by law for the respective service. If tax laws change after the execution of this Agreement so that Ceres is required to pay any new non-refundable taxes to a tax authority on payments made to DBS under this Agreement, Ceres can require DBS to commence negotiations on an adjustment of this Agreement in order to minimize the tax detriment to Ceres. No party is under an obligation to accept an adjustment which would have a materially detrimental financial impact on it or one of its Affiliates. If DBS and Ceres do not agree on an adjustment within two months of receipt of the request to commence negotiations, the party for which there would be a materially detrimental financial impact on itself or one of its Affiliates can terminate this Agreement by written notice effective at the end of the calendar month following the month in which the notice is given. DBS will charge for its efforts to wind down the work under this Agreement or transfer the work to any other party or third party on a time-and-materials basis.

      Prior to receiving any payment which may be subject to United States withholding taxes from Ceres, DBS shall confirm in writing that such payment is not subject to withholding taxes or deliver to such party two original copies of Internal Revenue Service Form "W-8BEN" or "W-8ECI" (or any successor forms), accurately completed and duly executed by the issuer of the invoice, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that the issuer of the invoice is not subject to deduction or withholding of United States federal income tax with respect to such payments. DBS hereby agrees, from time to time after the initial delivery by DBS of such confirmation, forms, certificates or other evidence whenever a lapse in time or change in circumstances renders such confirmation, forms, certificates or other evidence obsolete or inaccurate in any material respect, to deliver to Ceres a reconfirmation that such payment is not subject to withholding tax or two new original copies of Internal Revenue Service Form "W-8BEN" or "W-8ECI" (or any

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                                     -16-

      successor forms) accurately completed and duly executed by the issuer of the invoice, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to confirm or to establish that the issuer of the invoices is not subject to deduction or withholding of United States federal income tax with respect to any such payments. Notwithstanding this Section 10.4, the relevant Service Fees shall be paid net of any U.S. withholding tax caused by the failure of DBS to provide Ceres with such forms, certificates or other evidence.

10.5 Payments. All payments are due within 20 Business Days of receipt of an undisputed invoice and are not subject to any deductions for prompt payment (Skonto). All payments will be made free of bank charges or other deductions to an account which DBS specifies in writing to Ceres.

10.6 Set-Off. Legal rights of any party to set-off against claims of the other party are excluded, except where the corresponding claim of such party has either been determined by a final arbitral award pursuant to Section 18.9 or expressly acknowledged by the other party in writing.

11.   Service Levels, Warranties

11.1 Service Levels, Exclusion of Warranties. Except as set forth in the service levels attached as Schedule 11 and in any Change Request, all claims under warranty (Gewahrleistungsanspruche) against DBS with regard to the Operation Services under Schedule 4.1 or a Change Request are excluded. However, if DBS has a claim under warranty or for any other reason against any subcontractor (other than an Affiliate of DBS) or other third party related to any of the Operation Services, DBS will inform Ceres about the claim and, at the request of Ceres, assign the claim to or assert the claim for the account of Ceres.

11.2 General Warranties. The condition of the Deliverables (vereinbarte Beschaffenheit) shall be as follows: (i) each Deliverable will be free from all viruses, worms, trojan horses, cancelbots and other contaminants, including, without limitation, any codes or instructions that can be used to access, modify, delete or damage any data files or other computer programs used for the operation of the CBOT Electronic Market; and

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                                     -17-

      (ii) subject to Section 14.1.5, the Deliverables do not, and will not, infringe, misappropriate or otherwise violate any proprietary right of any third party (the exclusive remedies for this last warranty (ii) are set forth in Section 14). These general warranties apply to standard third party software (e.g., standard Microsoft products) only to the extent that DBS has corresponding warranties from a third party.

12.   Limitation of Liability

12.1 Conduct. DBS or the Eurex Entities, as the case may be, will each be severally liable (including consequential damages) to Ceres and CBOT and only to the extent that DBS' or the Eurex Entities', as the case may be, intentional misconduct or gross negligence causes or results in any damages or harm to Ceres or CBOT. Ceres will be liable (including consequential damages) to DBS and to the Eurex Entities only to the extent CBOT's or Ceres' intentional misconduct or gross negligence causes or results in any damages or harm to DBS or the Eurex Entities. If DBS, on the one hand, or CBOT or Ceres, on the other hand, notifies the other that it has failed to properly perform an obligation, even if the failure was without fault, and the notified party fails to cure the failure within a reasonable period, the notified party will be liable only in the event such failure to cure is a result of gross negligence or intentional misconduct. It is the understanding of the parties that the preceding sentence reflects their understanding of Section 11.1, last sentence, of the Systems Operation Agreement.

12.2 Breach of Contract. This Agreement (including Schedules and Change Requests) contains provisions on liability which apply exclusively in specified circumstances (e.g., performance credits); to the extent this is the case, all further liability shall be excluded. To the extent that a specific provision does not exist and a party, as a result of negligent conduct, materially breaches a contractual obligation, that party will, subject to the limitation set forth in Section 12.3, be liable for the harm suffered by the other parties, except for consequential damages.

12.3 Limitation of Liability. The total liability of DBS and the Eurex Entities, on the one hand, and Ceres and CBOT, on the other hand, for violations of any obligations under or in relation to this Agreement and the Software Maintenance Agreement is limited to (Euro) [**] per calendar year, whereby, for the purposes only of this provision, a liability of DBAG and/or SWX under the Software Maintenance Agreement shall be deemed a

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                                     -18-

      liability of DBS and the Eurex Entities. This limit also applies to claims arising under provisions on liability which apply exclusively in specific circumstances (e.g., performance credits). This Section 12.3 does not apply to claims under Section 14.

12.4 Claims Exceeding Limitation of Liability. If DBS, on the one hand, or Ceres or CBOT, on the other hand, violate its obligations under this Agreement and the Software Maintenance Agreement to the extent that the other party would have claims against the violating party in excess of
      (Euro) [**] in any calendar year but for Section 12.3, the party whose claim is limited by Section 12.3 can terminate its participation in this Agreement pursuant to Section 17.2 within one month after notifying the other party in writing of the claim and the amount in excess of (Euro) [**] ("Claim"). A party which receives notice of the Claim under this
      Section 12.4 can cancel the effect of the notice of termination by paying to the terminating party the excess amount stated by the terminating party in its notice under the first paragraph of this Section 12.4 within one week of receiving the notice of termination; such payment does not prejudice the rights of any of the parties under the Problem resolution procedures or in arbitration.

12.5 Sole Liability. The Eurex Entities shall each be jointly and severally liable to Ceres and CBOT solely for damages arising from their own intentional misconduct or gross negligence. Under no circumstances shall the Eurex Entities be liable to Ceres or CBOT jointly and severally (gesamtschuldnerisch) with DBS (i) for the performance of, or DBS' or its subcontractors' failure to perform, any of DBS' obligations pursuant to this Agreement, or (ii) any conduct (Section 12.1) of, or breach of contract (Section 12.2) by, or warranties or convenants of, DBS or any of its subcontractors.

12.6 Insurance. The limits on liability in Section 12.3 do not apply to the extent that a party maintains insurance policies which would provide coverage in excess of the limits on liability. The parties will inform each other about current and future insurance policies which provide coverage in excess of the limits in Section 12.3. At the request of Ceres, DBS will have Ceres named as additional beneficiary under existing insurance policies; Ceres will bear any additional costs. DBS will conclude future insurance policies giving coverage in excess of the limits in Section 12.3 upon receiving corresponding instructions from Ceres and an undertaking by Ceres to

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      reimburse DBS for the corresponding insurance premiums. Ceres can determine the insurer, the beneficiaries and other aspects of the insurance policies.

13.   Personnel

13.1 Qualifications. DBS will only assign personnel to the Operation Services who are suitably qualified for the performance of DBS' obligations under this Agreement. Ceres will only assign personnel to the Operation Services who have sufficient knowledge of the aspects of the relevant business, functional requirements, practices and areas of expertise in order to provide efficient cooperation with DBS in performing the work under the Schedules or the Change Requests.

13.2 Transfer. DBS and Ceres, respectively, can require at any time that an individual assigned to the Operation Services be removed if such request is based on plausible reasons and not purely arbitrary. Such a demand is only permissible if the demanding party can provide clear and convincing evidence that the continued presence of the individual will endanger the successful completion of the work for which the individual is responsible. All demands for transfer or removal must be in writing and must state the reasons for the demand. The other party must comply with the request within two weeks and provide a suitable replacement without undue delay or deliver a Problem Report to the demanding party.

14.   Indemnification

14.1  Third Party Intellectual Property.

      14.1.1 Subject to Section 14.1.5, DBS will indemnify, defend and hold Ceres and CBOT harmless for all losses, damages, expenses and costs (excluding consequential damages except in the case of intentional misconduct or gross negligence on the part of DBS) related to or arising from all claims asserted by third parties against Ceres or CBOT caused by the performance of the Operation Services in which the third parties allege violations of intellectual property rights or of similar proprietary rights (e.g., under laws against unfair competition).

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                                     -20-

      14.1.2 Ceres and CBOT will inform DBS without undue delay when such claim is asserted against it. DBS will select, at its own expense, legal counsel reasonably acceptable to Ceres and CBOT for any proceedings, although Ceres and CBOT are permitted to have, at its own expense, legal counsel of its choice also participate in the proceedings.

      14.1.3 Neither Ceres nor CBOT is permitted to settle any claims of third parties covered by Section 14.1.1 so long as DBS fully complies with its obligations under the above provisions, unless such settlement includes a release of DBS from liability under the claim that is the basis of the proceeding.

      14.1.4 If Ceres or CBOT, as the case may be, are prohibited in proceedings about intellectual property rights (other than the Texas Case) or similar proprietary rights directed against any of them from using the System or any part thereof, or if such a prohibition is probable in its reasonable estimation, DBS, at its own cost, will use reasonable efforts to obtain the right for Ceres to continue to use the System on commercially reasonable terms or use reasonable efforts to modify the System in such a manner that the violation of the intellectual property right or similar proprietary right no longer exists. This Agreement will then apply to the new or modified System.

      14.1.5 The parties are aware of the claims based on U.S. Patent No. 4,903,201 (the "Patent") asserted in the case captioned eSpeed, Inc. and Electronic Trading Systems Corporation v. Board of Trade, et al., Civil Action No. 3-99CV1016-M, pending in the United States District Court for the Northern District of Texas (the "Texas Case"). None of the parties to this Agreement have any reason to believe that, when used in the manner contemplated in this Agreement, any component of either the Operation Services or the System do or will infringe any valid patent rights of the plaintiff in the Texas Case. Notwithstanding any other provision of this Agreement, no party shall have any liability to another party under this Agreement arising out of or in connection with the Patent or any claims asserted with respect thereto, in the Texas Case or otherwise, based upon the Patent. If the decision in the Texas Case is in favor of the plaintiff, DBS and Ceres will use good faith efforts to

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                                     -21-

                modify, if applicable, the Operation Services so that the Texas Case does not affect the performance of the Operation Services. Ceres shall pay for any such efforts of DBS on a time-and-materials basis.

14.2    General Indemnification.

        14.2.1 Each party will hold each other party harmless from any claim asserted against it by such other party's respective personnel or subcontractors for personal injury or damage to property incurred while such personnel is at such party's or an Affiliate's facilities in connection with this Agreement unless the harm was the result of intentional misconduct or gross negligence on the part of the other party or its Affiliate. Each party will also hold each other party harmless from claims asserted against such party by third parties resulting from intentional misconduct or negligence of such party's personnel.

        14.2.2 Each party will notify each other without undue delay if a claim is asserted for which a party will be seeking indemnification. The right to indemnification also covers the indemnified party's costs in defending against the claim so long as the indemnified party coordinates the defense of the claim with the party against whom indemnification is claimed. A party seeking indemnification is not permitted to settle the matter so long as the party against whom indemnification is claimed is in compliance with its obligations under this Section 14.2.2 unless such settlement includes a release of indemnifying party from liability under the claim that is the basis of the proceeding.

15.     Confidentiality

15.1 Confidential Information. The parties acknowledge that they have received and will receive confidential information in connection with this Agreement and the transactions contemplated hereby related to and including trade secrets and business information regarding the business, financial situation, products and prospects of the other parties and their Affiliates ("Confidential Information"). For purposes hereof, Confidential Information includes but is not limited to (i) all documents and other media given or shown to any other party containing the legend "confidential", (ii) all documents, other media and other information (whether or not in written form)

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                                     -22-

        ancillary or related to such documents, (iii) all documents, other media and other information (whether or not in written form) prepared by the receiving party to the extent that they contain, reflect or are based upon, in whole or in part, any Confidential Information furnished by the disclosing party, (iv) except as set forth in any marketing plan or press release to which the parties mutually agree in writing, all information related to the subject matter of this Agreement, (v) all information that is Confidential Information as defined in Section 7.2 of the Non-exclusive Software License Agreement, and (vi) all Confidential Information as defined in each of the Preexisting Agreements. Confidential Information does not include any information:
        (i) which becomes generally available to the public other than as a result of a breach of this Section 15.1, (ii) which is received from a third party provided that the third party is not bound by an obligation of confidentiality with respect to such information, or (iii) which was legally in a party's possession without obligations of confidentiality prior to such information being furnished as Confidential Information.

15.2 Use. The parties agree that all Confidential Information will be used only for the purpose of evaluating and completing the transactions and business objectives contemplated herein and in the Software Maintenance Agreement. The receiving party of each item of Confidential Information will use reasonable efforts, taking into account the materiality and proprietary nature of the particular Confidential Information, to protect such Confidential Information from unauthorized use or disclosure (intentional, inadvertent or otherwise) and, in any event, will exercise at least the same reasonable level of care to avoid any such unauthorized use or disclosure as it uses to protect its own information of a like nature. For the avoidance of doubt, the Confidential Information of a party may not be used by another party and may only be disclosed by DBS to another party for the purpose of coordinating the provision of services by DBS to them during the term of this Agreement.

15.3 Exceptions. Notwithstanding the foregoing, the parties may disclose Confidential Information to third parties with the prior written consent of the other parties hereto, and the parties will be free to disclose Confidential Information without the consent of the other parties to their attorneys and accountants, their clearing organizations, and to governmental entities and applicable self-regulatory organizations in connection with obtaining regulatory approvals to the extent necessary and reasonably appropriate to

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                                     -23-

        obtain such approvals or as otherwise required by law, rules of, or direction by, regulatory authorities having jurisdiction over the disclosing party, and only to the extent required by or reasonably requested by such authority, as well as to their directors, employees, attorneys, consultants and agents on a need-to-know basis in connection with their duties, as long as such persons are advised of the confidential nature of such information and their obligation to protect it as confidential and are bound by confidentiality undertakings consistent with this Section 15.

15.4 Data Access. DBS will make available to Ceres and CBOT its respective proprietary data as and when reasonably requested by Ceres or CBOT and in accordance with the current practice prior to the Effective Date under the Preexisting Agreements.

15.5 Return/Destruction. If this Agreement is terminated for any reason, the receiving parties of each item of Confidential Information, including documents, contracts, records or properties, will return it to the disclosing party thereof or, in the receiving party's discretion, destroy it and provide a certification to the disclosing party that all such Confidential Information has been returned or destroyed immediately after termination, except to the extent that retention of any Confidential Information is expressly permitted by any other written agreement among the parties or their Affiliates. The provisions of this
        Section 15 will survive the termination of this Agreement.

16.     Public Notices

16.1 Press Releases. Notwithstanding Section 11.1 of the Reorganization Agreement, and subject to the other parties' prior written approval, which will not be unreasonably withheld, each party and its subcontractors may advertise and publicize the fact that the parties are cooperating on the Operation Services. The parties will cooperate in drafting press releases concerning the Operation Services.

16.2 Disputes. Notwithstanding Section 11.1 of the Reorganization Agreement, any statement to the press (or to a third party with the intent that the third party forward the statement to the press) concerning a Problem in which one party allocates blame for the Problem to another party requires the written approval of all parties, which consent will not be unreasonably withheld.

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                                     -24-

16.3 Terms of Agreement. No party will disclose the terms and conditions of this Agreement or proposed Change Requests except to the other parties or as reasonably required to perform its obligations or as required by law, or for such disclosures as may be necessary or desirable in the ordinary course of such party's business including, without limitation, disclosures with attorneys, consultants, accountants and similar professionals.

17.     Termination, Term

17.1 Term. The term of this Agreement (i) begins as of the Effective Date, and (ii) ends on December 31, 2003, unless terminated earlier pursuant to Sections 17.2 or 17.3.

17.2    Termination for Cause (Kundigung aus wichtigem Grund).

        17.2.1 Each of DBS and Ceres may terminate this Agreement, if the other party after receiving a written reminder (Mahnung) setting a reasonable deadline for compliance, has not complied with terms of an agreement resolving a Problem within two weeks of conclusion of a Problem Report procedure relating to such Problem. They may also terminate this Agreement with immediate effect without first implementing the Problem Report procedure if the other party intentionally commits a material breach of the obligation of confidentiality (Section 15).

        17.2.2 The Eurex Entities may terminate this Agreement for cause, if CBOT and/or Ceres are breaching their obligations under the Network Restriction. Either of the Eurex Entities, on the one hand, and CBOT and Ceres, on the other hand, may terminate this Agreement for cause in the event the other party is in breach with its obligations under the Product Restrictions.

        17.2.3 DBS may terminate this Agreement upon the public announcement of, or the filing of a notice with the SEC relating to, a Change of Control of any member of the CBOT Group other than C-B-T Corporation and its legal successors and assigns (to the extent it remains in its present lines of business), provided that (i) all Service Fees that would have to be paid by Ceres throughout the entire regular term of the Agreement (i.e. through December 31, 2003) are

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                                      -25-

               immediately due and payable, whereby it shall be assumed that the Operation Services would have been continued to be provided as it was the case on the date of the declaration of termination, and
               (ii) DBS will ensure termination assistance for a period no longer than two months from the declaration of termination by DBS, and (iii) in the event a public announcement or SEC filing takes place after December 31, 2002, only the closing of the so announced or notified transaction shall trigger the termination right and termination assistance shall in such case be made available for a period of four months from the declaration of termination, but in no event beyond December 31, 2003. Termination assistance shall mean that DBS shall continue to perform the Operation Services, and Ceres shall have the obligation to pay for the Operation Services, each as set forth in this Agreement, through the end of the termination assistance. To the extent required by a corresponding written notice of Ceres, DBS must decide within 30 days of receipt of such notice whether or not to exercise the right to terminate pursuant to this section.

     17.2.4 DBS may terminate this Agreement upon the public announcement of, or the filing of a notice with the SEC relating to, the introduction of a system succeeding the System after the end of the Follow-up Agreements (as defined in the Reorganization Agreement), provided that (i) all Service Fees that would have to be paid by Ceres throughout the entire regular term of the Agreement (i.e. through December 31, 2003) are immediately due and payable, whereby it shall be assumed that the Operation Services would have been continued to be provided as it was the case on the date of the declaration of termination, and (ii) DBS will ensure termination assistance (as described in Section 17.2.3) for a period no longer than two months from the declaration of termination by DBS, and (iii) this Section 17.2.4 applies only in the event such public announcement or SEC filing takes place before December 31, 2002 and if another exchange or contract market, or any of its respective Affiliates, is directly or indirectly involved in providing the succeeding system or services related thereto. This Section 17.2.4 does not apply with regard to the introduction of any system which solely relates to open outcry trading, clearing or market surveillance. To the extent required by a corresponding

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                                      -26-

               written notice of Ceres, DBS must decide within 30 days of receipt of such notice whether or not to exercise the right to terminate pursuant to this section.

     17.2.5 This Section 17.2 does not limit the rights of the parties to terminate this Agreement for cause (Kundigung aus wichtigem Grund) generally available under German law.

     17.2.6 In the event DBS terminates this Agreement for cause (Kundigung aus wichtigem Grund), Ceres will hold DBS harmless from the expenses for leased lines and leases for premises and equipment and other expenses relating to using such items by Ceres and charged to DBS by third parties and subcontractors until the end of the term of the agreement with the respective party. The right of DBS to indemnification under the preceding sentence does not apply if the third party or subcontractor charges expenses to DBS due to DBS having violated its obligations to the third party or subcontractor.

17.3 No Termination for Convenience. For the avoidance of doubt, no party shall be entitled to terminate this Agreement for convenience.

17.4 Termination of Other Agreements. This Agreement shall terminate in the event either of the Non-exclusive Software License Agreement or the Software Maintenance Agreement terminates as of the date on which such agreement terminates. DBS will be entitled to payment on a time-and-materials basis for the work performed after termination for the purpose of winding down. For the avoidance of doubt, this Agreement is deemed to be terminated pursuant to Section 17.2.3 in the event that the Non-Exclusive Software License Agreement is terminated pursuant to its Section 8.2 or the Software Maintenance Agreement is terminated pursuant to its Section 17.2.3.

18.  General Provisions

18.1 Notices. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents required or permitted under this Agreement must be in writing and must be either (i) delivered by hand, (ii) mailed by certified or registered mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested, (iii) sent by overnight courier, or (iv) transmitted by facsimile transmission,

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                                      -27-

     with confirmation of transmission, and are given when received by the recipient. All notices, requests and consents to be sent to a party must be sent to or made at the address given for that party in the heading of this Agreement, or such other address as that party may specify by notice to the other parties.

18.2 No Side Agreements, Amendments. While there are related agreements to which some or all of the parties hereto are parties (the Reorganization Agreement, the Non-exclusive Software License Agreement, the Software Maintenance Agreement and the surviving provisions of the Preexisting Agreements), this Agreement constitutes the complete agreement of the parties with respect to the matters set forth herein, and there are no oral or written side agreements to this Agreement. Amendments or supplements to this Agreement, including this Section 18.2, must be in writing and signed by all of the parties to be effective.

18.3 Savings Clause. The invalidity of individual provisions in this Agreement will not result in the entire Agreement being invalid. An invalid provision will be deemed to have been replaced by a valid provision which comes as close as possible to achieving the commercial purpose of the invalid provision.

18.4 Assignment. No party may assign this Agreement or any portion hereof, by Change of Control, operation of law or otherwise, without obtaining the prior written consent of the other parties. The parties will grant their consent to the assignment of rights or obligations by a party to an Affiliate of such party if (i) the assigning party remains liable for any assigned obligations as a jointly and severally liable guarantor (selbstschuldnerische Burgschaft) with the assignee, (ii) the assigning party, together with its rights and obligations under this Agreement, assigns its rights and obligations, if any, under the Reorganization Agreement, the Non-exclusive Software License Agreement and the Software Maintenance Agreement to the assignee, or (iii) in case of Ceres being the assigning party, CBOT assumes an additional performance guarantee as set forth in Section 18.10 with regard to the assignee. The exceptions to the definition of "Change of Control" for CBOT do not require the consent of the other Parties under this Section 18.4. For the avoidance of any doubt, the above shall not entitle a party to invoke a preliminary injunction or to seek any other remedy in order to prevent the occurrence of a Change of Control.

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                                      -28-

18.5 Applicable Law. This Agreement is governed by and subject to the laws of the Federal Republic of Germany, to the exclusion of its conflicts of law rules. The laws under the UN Treaty on the International Sale of Goods shall not apply.

18.6 Language. English is the official language of this Agreement. Any notice, request or consent must be in English.

18.7 Survival. Any provisions of this Agreement that can reasonably be interpreted as being intended to survive the termination of this Agreement will survive the termination of this Agreement.

18.8 Further Assurances. The parties will execute and deliver such further documents and instruments, make such other filings and take such further actions in addition to those contemplated herein as may be reasonably requested by the other parties (other than the material payment of money) to carry out the intents and purposes of this Agreement.

18.9 Arbitration Procedure. Except with regard to actions seeking temporary or permanent injunctive relief, any dispute arising under or in connection with this Agreement between or among any parties to this Agreement will be finally settled by arbitration in accordance with the arbitration rules of the United Nations Convention on International Trade Law (the "UNCITRAL Rules"). Prior to commencing arbitration, the parties, to the extent applicable, must have complied with the Problem procedures set forth in
     Section 8.

     18.9.1 The arbitration will be conducted by three (3) arbitrators. Such arbitrators are to be appointed in accordance with Article 7 of the UNCITRAL Rules.

     18.9.2 Where there are multiple parties, whether as claimant or as respondent the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator pursuant to
               Article 7 of the UNCITRAL Rules. In the absence of such a joint nomination and where all parties are unable to agree to a method for the constitution of the Arbitral Tribunal, the London Court of International Arbitration (the "Appointing Authority" for the purposes of the application of the UNCITRAL Rules) may appoint each member of the Arbitral Tribunal and shall designate one of them to act as chairman. In such

                    New Systems Operations Agreement-Final
               case the Appointing Authority shall be at liberty to choose any person it regards as suitable to act as arbitrator.

      18.9.3 The place of arbitration shall be London. The proceedings shall be conducted in the English language exclusively.

      18.9.4 The parties acknowledge that irreparable damage may occur in the event of breach of any of the terms of this Agreement.

      18.9.5 If an arbitration under this Agreement coincides with an arbitrable claim under the Software Maintenance Agreement, all such matters must be asserted in the same arbitration proceedings.

18.10 Performance Guarantee.

      18.10.1 CBOT hereby unconditionally and irrevocably guarantees to DBS the full and timely performance by Ceres and any of its permitted assigns or legal successors (individually and collectively referred to as "Ceres") of all of Ceres' obligations (the "Performance Obligations") under or pursuant to this Agreement, including, without limitation, the indemnity obligations hereunder, as and when the same shall be due to be performed under this Agreement, and all liabilities of Ceres under this Agreement in the event of any breach by Ceres of any term hereof. CBOT hereby waives any provision of any statute, regulation or judicial decision otherwise applicable hereto which restricts or in any way limits the rights of an obligee against a guarantor or surety following a default or failure of performance by an obligator with respect to whose obligations the guarantee or surety is provided.

      18.10.2 DBS may proceed to protect and enforce any or all of its rights under this Section 18.10 pursuant to Section 18.9, whether for the specific performance of any covenants or agreements of Ceres under or pursuant to this Agreement, and shall be entitled to require and enforce the performance by CBOT of all acts and things required to be performed hereunder by Ceres.

                    New Systems Operations Agreement-Final

      18.10.3 CBOT shall not be entitled to and does hereby waive any and all defenses now or hereafter available to guarantors, sureties and other secondary parties at law or in equity, with the exception of any defenses Ceres may have against DBS that are available to CBOT.

      18.10.4 DBS shall be entitled to proceed on first demand directly against CBOT in respect of any Performance Obligation hereunder without any requirement that it first make any demand against or exhaust any remedies available to it from Ceres or to take any other steps.

Board of Trade of the City of Chicago, Inc.            Ceres Trading Limited Partnership, by
                                                       Electronic Chicago Board of Trade, Inc., its
                                                       managing general partner

By:   /s/ David J. Vitale                               By:   /s/ David J. Vitale
      -------------------                                     -------------------
Date:      7/10/02                                      Date:     7/10/02
      -------------------                                     -------------------

Deutsche Borse Systems AG                              Eurex Zurich AG

By:   /s/ Rudolf Ferscha                               By:   /s/ Rudolf Ferscha
      -------------------                                    --------------------
Date:      7/11/02                                     Date:       7/11/02
      -------------------                                    --------------------

Eurex Frankfurt AG

By:   /s/ Rudolf Ferscha
      -------------------
Date:      7/11/02
      -------------------

                    New Systems Operations Agreement-Final

Schedules 1.1 to the New Systems Operations Agreement

                           Glossary of Defined Terms


"Access Points"              is defined in item 3.1 of Schedule 10.2.

"Affiliate"                  is an "Affiliate" as defined in the Reorganization
                             Agreement.

"Agreement"                  is defined in the Heading and includes the
                             Schedules.

"Appointing Authority"       is defined in Section 18.9.2.

"Business Day"               means a day where banks are open in Chicago,
                             Frankfurt am Main and Zurich.

"CBOT" is defined in the initial paragraph of this Agreement.

"CBOT Electronic Market"     is defined in the Recitals, Section B.

"CBOT Users"                 is defined in the Recitals, Section B.

"Ceres" is defined in the initial paragraph of this Agreement.

"Change of Control"          means a "Change of Control" as defined in the
                             Reorganization Agreement.

"Change Request"             is defined in Section 4.4.

"Chicago Backend"            is defined in the Recitals, Section B.

"Claim"                      is defined in Section 12.4.

"Confidential Information"   is defined in Section 15.1.

"DBAG"                       is defined in the Recitals, Section A.

"DBS" is defined in the initial paragraph of this Agreement.

"DBS Catalogue of Prices"    is defined in Section 10.2.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 1.1 to the New Systems Operations Agreement

"Deficiency Report"          means the Deficiency Report described in Section
                             9.1.

"Deliverables"               is defined in Section 4.3.

"Deviations"                 is defined in Section 9.1.

"Effective Date"             means the "Effective Date" as defined in the
                             Reorganization Agreement.

"Escalation Committee"       is defined in Section 5.6.

"Eurex Entities"             is defined in the Recitals, Section A.

"Eurex Exchanges"            is defined in the Recitals, Section A.

"Eurex Frankfurt"            is defined in the initial paragraph of this
                             Agreement.

"Eurex Manager"              means the Eurex Manager described in Section 5.5.

"Eurex Operations"           means all operations using the Eurex Software as
                             technological basis, including, without limitation, the Eurex Exchanges, but excluding the CBOT
                             Electronic Market.

"Eurex Software"             means the "Eurex Software" as defined in the
                             Reorganization Agreement.

"Eurex Users"                is defined in the Recitals, Section B.

"Eurex Zurich"               is defined in the initial paragraph of this
                             Agreement.

"Facilities"                 is defined in Section 5.3.3.

"Freelancer"                 is defined in Section 5.7.

"Network"                    is defined in the Recitals, Section A.

"Network Restriction"        means the "Network Restriction" as defined in the
                             Reorganization Agreement.

"Non-exclusive Software      is defined in Section 2.2.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 1.1 to the New Systems Operations Agreement

License Agreement"

"Operation Services"         is defined in Section 2.1.

"Patent"                     is defined in Section 14.1.5.

"Performance Obligations"    is defined in Section 18.10.1.

"Preexisting Agreements"     means the "Preexisting Agreements" as defined in
                             the Reorganization Agreement.

"Problem"                    is defined in Section 8.1.

"Problem Report"             is defined in Section 8.3.

"Product Restrictions"       means the "Product Restrictions" as defined in the
                             Reorganization Agreement.

"Program Manager"            means the Program Manager described in Section 5.4.

"Release a/c/e 1.0"          shall have the meaning as set forth in the
                             Non-exclusive Software License Agreement.

"Reorganization Agreement"   is defined in the Recitals, Section B.

"Schedule"                   means a schedule to this Agreement.

"Service Fees"               is defined in Section 10.1.

"Services"                   is defined in Section 4.3.

"Sign-Off"                   means, with respect to a Deliverable, sign off of
                             such Deliverable as set forth in Section 9.1.

"Sign-Off Form"              means the Sign-Off Form described in Section 9.1.

"Software Maintenance        is defined in Section 2.2.
 Agreement"

"SWX"                        is defined in the Recitals, Section A.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 1.1 to the New Systems Operations Agreement

"System"                     means the "System" as defined Reorganization
                             Agreement.

"Systems Operations
Agreement"                   is defined in the Recitals, Section B.

"Tasks"                      is defined in Section 4.3.

"Texas Case"                 is defined in Section 14.1.5.

"UNCITRAL Rules"             is defined in Section 18.9.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 4.1 to the New Systems Operations Agreement

                         Scope of Operations Services

The scope of the Operation Services shall be as described, only with regard to the operation of the Chicago Backend and the Network, in the DBS proposal dated January 31, 2000 attached hereto as amended or defined by this Agreement, other Schedules or any Change Request under the Systems Operations Agreement or this Agreement. Any reference to the CBOT/Eurex Joint Venture or LLC shall be deemed a reference to CBOT and/or Ceres as appropriate.

[Insert DBS presentation "IT-Services to CBOT/Eurex Joint Venture" dated 31-Jan-2000, 8 p.m.]

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 5.4 to the New Systems Operations Agreement

                         Program Managers/Eurex Manager


                                Manager               Substitute
  --------------------------------------------------------------------------
            DBS            Gerhard Lessmann           Hanno Klein
  --------------------------------------------------------------------------
           Ceres            Mary McDonnell            Bernard Dan
  --------------------------------------------------------------------------
           Eurex              Thomas Lenz           Michael Widmer
  --------------------------------------------------------------------------

               Schedules to the New Systems Operations Agreement
                                     Final

Schedules 6.1 to the New Systems Operations Agreement

                          CFTC Regulation 1.59 Letter


Mary McDonnell
Board of Trade of the City of Chicago, Inc.
141 West Jackson Boulevard
Chicago, Illinois 60604 USA



Re:  CFTC Regulation 1.59


Dear Ms. McDonnell:

I am retained or employed and supervised by Deutsche Borse Systems AG/Eurex Zurich AG/Eurex Frankfurt AG in connection with the New Systems Operations Agreement or the provision of the services described therein for the benefit of the CBOT Electronic Market. I have been provided with and reviewed the attached copy of CFTC Regulation 1.59 and hereby agree to abide by its terms.

I consent to the jurisdiction of the Commodity Futures Trading Commission (CFTC) solely in connection with any inquiry or proceeding relating to CFTC Regulation 1.59.

Sincerely,




              Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

                            DBS Catalogue of Prices


1.   General Provisions

1.1  All amounts are in Euro (Euro), without VAT.

1.2 All amounts which are to be charged on a monthly basis are charged per calendar month and are determined on the basis of whether or not the individual billing criterion is satisfied on the calculation date (Stichtag) which is generally the 15/th/ of each month. For example, if a monthly fee is charged for a Participant (as defined in Section 3.1 below) and the Participant is connected on the 15th day or earlier of a calendar month, the full monthly fee is charged. If the Participant is connected on the 16/th/ day or later of the month, no fee is charged for the month. DBS can elect to charge for part of a month on a pro rata temporis basis by giving three full calendar months notice prior to the month for which the change takes effect.

1.3 The descriptions of services in this catalogue are solely for the purpose of identifying the items for which remuneration is charged and shall not be used for interpreting the scope of work. The technical descriptions of services are set forth in other Schedules and, if applicable, in any Change Requests.

2.   Consulting

2.1  Description of Work

     These services are consulting and support services including the selection and introduction of software, operation and project management, all as described in more detail in the Agreement, its Schedules and in any Change Requests.


               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

2.2  Remuneration

     Unless a fixed price is agreed, the following hourly rates apply for work performed by individuals in the following DBS classifications, regardless of whether the individuals are DBS employees, Freelancers or subcontractor employees.

               -------------------------------------------------------
                    Price Levels                      Price per hour
               -------------------------------------------------------
                    Analyst                             (Euro) [**]
               -------------------------------------------------------
                    Junior Consultant                   (Euro) [**]
               -------------------------------------------------------
                    Specialist                          (Euro) [**]
               -------------------------------------------------------
                    Consultant                          (Euro) [**]
               -------------------------------------------------------
                    Senior Consultant                   (Euro) [**]
               -------------------------------------------------------
                    Manager                             (Euro) [**]
               -------------------------------------------------------
                    Senior Manager                      (Euro) [**]
               -------------------------------------------------------

     These hourly rates cover all costs incurred in connection with the performance of the order, except for specific disbursements (e.g., usage of the provided Development Environment (as defined in Section 8.1 below), travel in accordance with the DBS standard travel policies). DBS classifies personnel according to its reasonable discretion. In the case of Freelancers and subcontractor employees, the classification is based on a comparison of the individual's position and duties to employees of DBS. DBS has informed the Ceres' Program Manager about the standard travel policies. If these policies change and the change would result in extra costs to Ceres, the extra costs will not be charged unless Ceres has been notified of such change. Travel time will be charged at one half of the above hourly rates, and then only for (i) the time in which the individual could have been working if the individual was not traveling, or (ii) the loss of the individual's normal time off on weekends or holidays, up to a maximum of 8 hours for any such day.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

3.   Network Implementation and Operation

3.1  Description of Work

     The topology of the Chicago Backend and the Network, as provided under this Agreement, is designed to make an equal and high-quality access to the System possible for all connected Participants and to maintain a high performance. A "Participant" (in the Agreement also referred to as "User") is an enterprise or individual who has applied for admission to trade on the CBOT Electronic Market or who has been admitted to trade on the CBOT Electronic Market.

                                [Illustration]


     Illustration 1: Network Architecture - Premium


               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

                                [Illustration]

     Illustration 2: Network Architecture - Combined/iAccess

     The Participants will be connected according to a two-phase concept (see illustration 1 and 2):

       .  Connection of the Participants to the Chicago Backend and the Network:

          A Participant is connected to an Access Point via one or two connections ("Participant Installation"). The two connections will be implemented, wherever technically possible and reasonable, using different telecommunication carriers with physically separate connections or diverse routing from a single carrier. In case of the Combined Access the Participant Installation is established via a leased line and the Internet. iAccess is established through the Internet only.

          A Participant Installation can consist of one or more physically separate offices connected to each other by a LAN or a WAN ("Sites"). A Participant Installation may be used by one or several Participants. In the case of several Participants using a single Participant Installation, the installation is a Multi Member Integrated Server System ("MMISS").

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

          .    Connection of the Access Points to the backend:

          The local connections of the Participant Installations within a geographic area are gathered together at "Access Points" consisting of two communications servers and four routers (maintained in a redundant structure of one server and two routers each at two physically separate locations). An Access Point is a logical unit having a maximum capacity of [**]. Accordingly, up to a number of [**] can be connected to one Access Point. This limitation applies only to Premium, Combined and iAccess. All Internet Connections are currently routed to the Frankfurt Internet Access Point. The connection of the Access Points to the backend is made by means of two separate connections. The price for establishing a new Access Point will be agreed in the corresponding Change Request.

3.2  Remuneration

     The following prices are based on the number of Participant Installations connected to the Access Points; a MMISS constitutes a single Participant Installation under this Section 3.2. The amounts stated are for each calendar month. With respect to the individual Participant Installations, the following prices apply:

   ---------------------------------------------------------------------------------------
    Access Point            Participant       Price per       Price per        Price per
    Location (general        Location         Access           Premium         Combined
    urban area)                               Point          Participant      Participant
                                                             Installation    Installation
                                                             ([**] leased
                                                                lines)
   ---------------------------------------------------------------------------------------
    Chicago              Chicago            (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Chicago              Canadian, TX                       (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Chicago              Jacksonville                       (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Chicago              Toronto                            (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Chicago              Tokyo                              (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    London               London             (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

                                      -6-

   ---------------------------------------------------------------------------------------
    Access Point            Participant       Price per       Price per        Price per
    Location (general        Location         Access           Premium         Combined
    urban area)                               Point          Participant      Participant
                                                             Installation    Installation
                                                             ([**] leased
                                                                lines)
   ---------------------------------------------------------------------------------------
    London               Dublin                             (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Frankfurt            Frankfurt          (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Paris                Paris              (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    New York             New York           (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    New York             Greenwich                          (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    New York             King of Prussia                    (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    New York             Whippany                           (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Tokyo                Tokyo              (Euro) [**]     (Euro) [**]      (Euro) [**]
   ---------------------------------------------------------------------------------------
    Internet AP          Frankfurt          (Euro) [**]
   ---------------------------------------------------------------------------------------

     The one-off cost for a Premium Participant Installation is (Euro) [**], the one-off cost for a Combined Participant Installation is (Euro) [**].

     The remuneration for an iAccess Participant Installation is (Euro) [**] for each calendar month. The one-off cost for an iAccess Participant Installation is (Euro) [**].

     The one-off fee applies for the initial installation of the Participant Installation at the Participant's member site as well as for any location changes of an installed Participant Installation. In case a Participant Installation order is cancelled after DBS has ordered the lines, both the one-off installation fee and the fees for the next three full calendar months will be charged.

     A Participant can have more than two connections between a Participant Installation and an Access Point. [**] will be charged for each additional connection. In case a

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

     Participant Installation consists only of [**] connection [**]% of the above monthly and one-off charges for Participant Installations shall apply.

     The above monthly fees for Participant Installations are based on the carrier charges for leased lines between a Participant Installation and an Access Point located within the borders of the same city. If the Participant Installation is located outside of the city in which the Access Point is located, the monthly charge will be increased to cover higher carrier costs for installing and maintaining the leased lines, if any, and any increased DBS handling costs. DBS will agree with Ceres on the increased costs before connecting the Participant Installations.

     Access Points that are shared by Eurex and Ceres have discounted monthly fees. The following discounts apply to the monthly fees:

          ----------------------------------------------------------------
           Common Access Points                              Discount
                                                         Per Access Point
          ----------------------------------------------------------------
           Single usage by Exchange Application          [**]%
          ----------------------------------------------------------------
           Usage by two Exchange Applications            [**]%
          ----------------------------------------------------------------

     All sharing exchanges will be informed about a shared usage of an Access Point.

     After receipt of notice canceling a Participant Installation, the monthly fee will continue to be charged for the next three full calendar months.

     Upon the cancellation of an Access Point service in accordance with the terms of the Agreement, Ceres must pay the expenses for line costs or leases charged to DBS by third parties until the end of the term of the agreement with the respective supplier. DBS will also charge Ceres for the remaining book value (as shown on DBS's books) of the fixed assets in the Access Points if DBS cannot reasonably use the fixed assets elsewhere. If DBS charges the remaining book value, DBS will transfer ownership of the corresponding fixed assets to Ceres in "as is" condition immediately on receipt of payment; Ceres is responsible for taking delivery of the fixed assets at the Access Points.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

     Unless Ceres grants its prior written consent, the term of a line agreement will not exceed [**], and a lease agreement for premises will not exceed an initial fixed term of [**], provided (i) that any line agreement made with effect from [**] or any later date shall be made for a period ending on December 31, 2003, and (ii) that any cost increases resulting from such line agreements with a duration less than [**] shall be borne by Ceres.

4.   Production

4.1  Description of Work

     Operation of the "Production Environment" (as described below):

     The topology of the Production Environment is designed to make an equal and high-performance access to the Chicago Backend possible for all connected Participants and to maintain a high performance. The security of the operated systems is achieved by:

         . software installation on the backend systems, communication servers and other systems to be operated,

         .   continuous monitoring of the architecture and the application,

         . technical supervision and continuous monitoring of the end-of-day processing (including preparation and distribution of the reports necessary for the exchange),

         .   continuous control of the system setup,

         .   redundant data protection of the operated systems,

         . conclusion and administration of suitable license and maintenance agreements.

     The technical performance of the operated systems is achieved by:

         .   capacity and system management,

         .   selection and use of suitable hardware and software,

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

         .   continuous performance analysis,

         .   preparation of reports and statistics.

     The Production Environment consists of a redundant backend cluster which is distributed to two locations together with subordinated data base systems which are also constructed as disaster tolerant.


                                    [CHART]

     Illustration 3: Production Architecture

4.2  Remuneration

     The remuneration for the operation of the Production Environment is (Euro) [**] for each calendar month.

5.   Simulation

5.1  Description of Work

     Operation of the "Simulation Environment" (as described below):

     The purpose of the Simulation Environment is to provide a test environment for Participants and vendors. The topology of the Simulation Environment is similar to the

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

     Production Environment. Its capacity is sufficient to allow all connected Participants reasonable tests. Operation of the Simulation Environment includes:

         . software installation on the backend systems, communication servers and other systems to be operated,

         .    continuous monitoring of the architecture and the application,

         . technical supervision and continuous monitoring of the end-of-day processing (including preparation and distribution of the reports necessary for the exchange),

         .    continuous control of the system setup,

         .    redundant data protection of the operated systems,

         . conclusion and administration of suitable license and maintenance agreements.

         The technical performance of the operated systems is achieved by:

         .    capacity and system management,

         .    selection and use of suitable hardware and software,

         .    continuous performance analysis,

         .    preparation of reports and statistics.

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

                                    [CHART]

     Illustration 4: Simulation Architecture

     The Communication Server ("CS"), Access Point Network and X.25-TCP/IP components are shared with the Production Environment.

5.2  Remuneration

     The remuneration for the operation of the Simulation Environment is (Euro) [**] for each calendar month. Each Site connected to the Simulation Environment will be remunerated with (Euro) [**] per month.

6.   Customer Service

6.1  Description of Work

     Performance of the "Customer Service" (as described below):

     Customer Service is the central contact for Participants who want technical support for the Chicago Backend or the Network. Customer Service also deals with all technical orders from Ceres and coordinates the realization of such orders (e.g., the connection of new Participants).

     Customer Service consists of:

             Schedule 10.2 to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

         A.   "Connection Services" which include:

         . examining application forms from potential Participants for completeness and plausibility,

         . supporting the Participant by phone and electronic media in the configuration, installation and operation of its frontend installation,

         . verification that the Participant Installation complies with Eurex' regulations governing the connection of Participants to the Chicago Backend and the Network (e.g., Implementation Regulations Concerning Technical Equipment (Technische
              Durchfuhrungsbestimmungen)),

         . setting up network connections between the Participant and the Access Point (commissioning, coordinating the dates, setup of the required bandwidths, etc.),

         . connecting the Participant to the Chicago Backend and the Network and testing (Ping Test, FTP Test, Failover Test),

         . transferring the application software to the Participants' systems,

         .    technical configuration of the Participant in the backend,

         . coordinating the functional setup of the Participant in the backend with market supervision and production administration,

         . moving a Participant Installation from one Access Point to another or from one location to another location.

              The connection (including a move) of a Participant Installation requires an order from Ceres to DBS. The technical connection of a Participant is concluded as soon as the Participant has been completely set up in the production system and the Ping Test, the FTP Test and the Failover Test have been successfully completed. The

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

          Participant will be disconnected as soon as Ceres notifies DBS in writing that the Participant connection must be cancelled.

     B.   Technical Helpdesk (First Level Support) and Change Management

          "Technical Helpdesk" includes the following services:

          . solving technical problems in the everyday operation of the Member Integrated System Server ("MISS"), the WAN-Routers and the MISS-Router-LAN,

          . support for troubleshooting of technical errors in the frontend installation,

          . solving problems with the connection between the Participant and the Access Point,

          .    answering questions on technical matters,

          .    answering questions regarding the VALUES-API interface.

          All Participants operating a frontend installation which is classified as "supported" and which fulfills the requirements of the Implementation Regulations Concerning Technical Equipment will be supported.

          "Change Management" includes the following services for the "supported" Participant Installations:

          . provision of additional connections and cancellation of connections between the Participant Installation and the Access Point,

          .    setup of additional MISS and cancellation of MISS,

          .    change of report nodes,

          .    setup of new routers in the Participants' premises,

               Schedules to the New Systems Operations Agreement
                                     Final

Schedule 10.2 to the New Systems Operations Agreement

          .    cancellation of a Participant Installation.

6.2  Remuneration

     A. Connection Services shall be remunerated for each new Participant Installation in an amount of (Euro) [**] per connection as a one time charge. If Participants are connected to more than one Access Point, the connection to each Access Point constitutes a separate Participant Installation. The move of a Participant Installation to another location is also a new Participant Installation and will be remunerated separately. In case a Participant Installation order is cancelled after DBS has ordered the line, the full Connection Service fee will be charged.

     B.   Technical Helpdesk and Change Management is charged at a flat fee of
          (Euro) [**] per month. If the total number of Sites connected to the Chicago Backend exceeds [**], an additional monthly fee of (Euro) [**] for each additional Site (i.e., MISS group location) will be charged.

7.   Hotfire Server

7.1  Description

     DBS provides and operates the necessary infrastructure for the Hotfire Servers. The two servers are located in Chicago. DBS provides the ethernet interface for the connection of the Hotfire Servers to the CBOT Electronic Market. Ceres is responsible for the physical and logical connection from Market Operations desks to the Hotfire Servers.

     The operation of the Hotfire Servers is handled by DBS from Frankfurt and Chicago, respectively.

     The maintenance of the software installed on the Hotfire Servers is subject to the Software Maintenance Agreement.

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Schedule 10.2 to the New Systems Operations Agreement

7.2  Remuneration

     The remuneration for the operation of the Hotfire Servers is (Euro)[**] for each calendar month.

8.   Development Environment

8.1  Description

     DBS provides and operates the infrastructure necessary for the development and update of the Eurex Software ("Development Environment"). For the purpose of planning the required number of software development workstations, DBS and Ceres will establish a utilization plan by 30 September of each year for the next calendar year. The plan will identify the number of required workstations per month for the following year. In order to save costs, the frontend systems are also used for other development.

     A.   Development Frontend Hardware and Software Infrastructure:

          . provision of desktop development and office communication frontend hardware and software (including servers),

          .    setup of the workstations,

          .    removal management,

          .    creation of specific software images,

          .    installation of new server software releases,

          .    installation of new desktop software releases,

          .    system management of the servers,

          .    hardware and software support of the desktop workstations.

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Schedule 10.2 to the New Systems Operations Agreement

     B.   Development Backend Hardware and Software Infrastructure:

          .    installation of the required software on the backend systems,

          .    monitoring the architecture and the application,

          .    permanent control of the system setups,

          . conclusion and administration of the required license and maintenance agreements.

     C.   Performance Test Environment:

          The "Performance Test Environment" represents a scaled-down image of the Production Environment. It serves to monitor the impact of software modifications on performance.

     D.   Acceptance Test Environment:

          The "Acceptance Test Environment" is provided for the acceptance of new releases of the Eurex Software. This environment also represents a scaled-down image of the Production Environment. The Acceptance Test Environment is also used for other exchanges.

8.2  Remuneration

     The remuneration for the use of the Development Environment is not contained in the hourly rates for DBS' personnel and DBS' subcontractors (working on an hourly basis and not on a fixed price basis) and will be charged separately with (Euro) [**] per hour and person. With respect to Ceres' personnel (including Freelancers), Ceres' subcontractors and DBS' subcontractors working on a fixed price basis, DBS will charge (Euro) [**] per hour and person (based on 8 hours per day) for the use of the Development Environment.

               Schedules to the New Systems Operations Agreement
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                                Service Levels

This schedule covers the service levels for the CBOT Electronic Market. All times herein refer to Chicago Time. All service levels shall apply from January 1, 2002. For the purposes only of this Schedule 11, "System" shall mean the Chicago Backend and the Network to the extent they are used for purposes of the CBOT Electronic Market.

1.   Service Times

1.1  System

     The System will be operated on all trading days of the CBOT Electronic Market for the following hours of operation:

       -------------------------------------------------------------------------
        Operation                                       Time
       -------------------------------------------------------------------------
        General operation (including batch runs)        From Sunday 7:15 p.m.
                                                        to Friday 7:15 p.m.
       -------------------------------------------------------------------------
        Online operation (batch runs are, therefore,    7:15 p.m. on each
        possible from 4:45 p.m. on a trading day to     trading day to 4:45 p.m.
        7:15 p.m. on a trading day)                     on the next trading day
       -------------------------------------------------------------------------

     Notwithstanding the foregoing chart, the System will not be available for batch or online work from 7:00 p.m. on Friday to 7:15 p.m. on Sunday; these times are intended for regularly scheduled maintenance.

     The service for the Hotfire Servers is provided during the online operation of the System.

1.2  Technical Helpdesk

     The Technical Helpdesk is manned from Sunday 7:00 p.m. to Friday 7:00 p.m.


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Schedule 11 to the New Systems Operations Agreement

2.   System Availability

2.1  Calculation of Actual Availability

     The actual availability of the System during the scheduled service times set forth in Section 1.1 above will be calculated for each calendar month according to the following formula:

              AV = 100%*(    E[Down Time for Each MISS]        )
                        (1 - --------------------------        )
                        (    #MISSs * 1,200 min * #Trading days)

          ---------------------------------------------------------------------
           Variable                      Description
          ---------------------------------------------------------------------
           AV                            Actual availability of the System in
                                         percent in respective month
          ---------------------------------------------------------------------
           Down Time for Each MISS       Minutes in each calendar month for
                                         which each MISS is not in operation
                                         during the Service Times for online
                                         operations
          ---------------------------------------------------------------------
           #MISSs                        Total number of connected MISSs in
                                         production in the respective month
          ---------------------------------------------------------------------
           #Trading days                 Number of trading days in respective
                                         month
          ---------------------------------------------------------------------

     Lack of availability resulting from poor performance by the telecommunications carriers will not be taken into account when calculating actual availability. However, if DBS receives any indemnification from the carriers, this will be for the account of Ceres.

     Lack of availability due to data errors by parties other than DBS will not be taken into account.

2.2  Performance Credits

     If the actual availability of the System is less than [**]% in any calendar month in 2002, DBS will pay the following performance credits to Ceres:

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Schedule 11 to the New Systems Operations Agreement

         ------------------------------------------------------------------
          Actual Availability           Performance Credit for each [**]%
          in a Calendar Month           (or portion thereof)
         ------------------------------------------------------------------
          Between [**]% and [**]%       (Euro) [**]
         ------------------------------------------------------------------
          Between [**]% and [**]%       (Euro) [**]
         ------------------------------------------------------------------

     Due to the reduction of the Non Trading Window (as described in Change Request 42 to the Systems Operations Agreement) the following shall apply:
     System down times resulting in late start of trading caused by

         . delayed start of Batch processing (actual Batch start after 4:45 p.m. CST),

         . errors/unavailability of downstream systems/interfaces (non-DBS serviced systems/interfaces; e.g., OIA, Prices, BOTCC ), or

         . any other errors/issues which result in a total delay of opening of trading less than 75 minutes,

     will not be taken into account when calculating the actual availability figures per calendar month.

2.3  Early Termination Right

     If the actual availability is less than [**]% in any two months during any four month period, or if the actual availability is less than [**]% in any single month, Ceres can terminate the Agreement by giving written notice of termination to DBS within two weeks after the conclusion of the Problem procedures concerning the lack of availability. The notice will take effect at the end of the first full calendar month following the month in which the notice is received. Such notice will constitute termination for cause pursuant to Section 17.2 of the Agreement.

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Schedule 11 to the New Systems Operations Agreement

3.   Technical Helpdesk Availability

3.1  Calculation of Actual Technical Helpdesk Availability

     The actual availability of the Technical Helpdesk during the scheduled service times set forth in Section 1.2 will be calculated for each calendar month according to the following formula:

                               (  #Successful Calls     )
                     HA = 100%*(----------------------- )
                               ( #Total Number of Calls )

        -----------------------------------------------------------------------
          Variable                    Description
        -----------------------------------------------------------------------
          HA                          Actual availability of the Technical
                                      Helpdesk in percent in respective month
        -----------------------------------------------------------------------
          #Successful Calls           Number of calls taken by the Technical
                                      Helpdesk agents in the respective month
        -----------------------------------------------------------------------
          #Total Number of Calls      Total Number of calls to the Technical
                                      Helpdesk in the respective month
        -----------------------------------------------------------------------

     The number of Successful Calls and the Total Number of Calls will be measured by DBS' telephone equipment. A Successful Call means that the person requesting service is

        . connected directly with an English speaking staff member of the Technical Helpdesk, or

        . connected with an automated voice message in English which provides sufficient information (e.g., the type, extent and probable duration of a general and broad System failure), and will be handed to the next free agent, or


               Schedules to the New Systems Operations Agreement
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Schedule 11 to the New Systems Operations Agreement

        . conducted into a waiting loop and is informed by an automated voice message in English that currently all agents are busy and the caller will be connected as soon as possible with the next available agent.

     If the person requesting service hangs up more than one minute after the automated voice message has concluded, the attempted contact will be registered in the Total Number of Calls but not in the number of Successful Calls; if the person requesting service hangs up before the minute has passed, the call will not be registered in the Total Number of Calls. If the person requesting service is connected to an automated voice message which provides sufficient information (e.g., the type, extent and probable duration of a general and broad System failure) with a duration of at least one minute, the call will also be registered in the Total Number of Calls even if the call was not connected to a staff member.

     Technical Helpdesk will answer e-mail and fax requests within 4 days during standard business operations. The requester will receive an acknowledgement of receipt without undue delay.

     The actual availability of the Technical Helpdesk in any calendar month shall not be less than [**]%.

3.2  Calculation of Actual Technical Helpdesk Quality

     The actual quality of the Technical Helpdesk during the scheduled service times set forth in Section 1.2 will be calculated for each calendar month according to the following formula:


                              ( #Tickets Closed at Call  )
                    HQ = 100%*( ------------------------ )
                              ( #Total Number of Tickets )

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Schedule 11 to the New Systems Operations Agreement

        -----------------------------------------------------------------------
          Variable                   Description
        -----------------------------------------------------------------------
          HQ                         Actual quality of the Technical Helpdesk
                                     in percent in respective month
        -----------------------------------------------------------------------
          #Tickets closed at Call    Number of tickets that are closed by
                                     answering requests directly during call
                                     taken by the Technical Helpdesk agents
                                     in the respective month
        -----------------------------------------------------------------------
          #Total Number of Tickets   Total Number of Tickets to the Technical
                                     Helpdesk in the respective month
        -----------------------------------------------------------------------

     The number of Tickets closed at Call and the Total Number of Tickets will be measured by DBS. The actual quality of the Technical Helpdesk Quality in any calendar month shall not be less than [**]%.

4.   System Performance

4.1  Performance Criteria

     DBS will provide a performance system for trading products electronically. The System's performance will be measured as the average host roundtrip time per 22h-trading day and the time needed to process [**]% of all transactions. The host roundtrip time is measured as the time a transaction needs for processing and transmission from entering the backend until leaving the backend.

     The current performance criteria are set to [**] seconds for the average host roundtrip time per 22-hour trading day and [**] seconds for [**]% of all transactions.

5.   Delivery Times

5.1  New Access Points Services

     For establishing an additional Access Point service consisting of two communications servers and four routers (maintained in a redundant structure of one server and two routers each at two physically separate locations) within the same premises as an existing Access

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Schedule 11 to the New Systems Operations Agreement

     Point, the maximum delivery time is [**]. Delivery times for additional Access Points in new premises should be agreed in the corresponding Change Requests, although this may not always be possible due to circumstances at the location (e.g., availability of leased space, local equipment suppliers' delivery times, availability of local subcontractors). If an agreed delivery time for an Access Point is exceeded, DBS will pay to Ceres a performance credit of (Euro) [**] for each commenced week until delivery is completed up to a total of (Euro) [**].

5.2  New Participant Installations

     Delivery times for Participant Installations (as defined in Section 3.1 of
     Schedule 10.2 to the Agreement) cannot be guaranteed. However, DBS will send out quote requests to the telecom provider(s) within 8 business days after receipt of the complete and correct `Network Line Order' form. If a request is not necessary, a line order is placed within 8 business days after receipt of the complete and correct `Network Line Order' form. These response times will only apply if sufficient capacity at the Access Point site is available to connect the new Participant Installation. Incomplete `Network Line Order' forms will be returned to Ceres within 3 business days. Multimarket orders must be confirmed in writing by the Eurex Entities in order to be accepted as complete and correct.

6.   Simulation Environment

     The Simulation Environment (as described in Section 5.1 of Schedule 10.2 to the Agreement) will be operated unattended on all trading days of the CBOT Electronic Market for the following hours of operation:

        ---------------------------------------------------------------
          Operation                           Time
        ---------------------------------------------------------------
          Online operation (batch runs are,   9:00 a.m. to 3:00 a.m.
          therefore, only possible outside    on the next trading day
          this time)                          for each trading day
        ---------------------------------------------------------------

     The Simulation Environment is available for approximately [**] per year due to release introductions. Usually [**] per week with three batches are supported. The simulation

               Schedules to the New Systems Operations Agreement
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Schedule 11 to the New Systems Operations Agreement
     will only be closed for batch runs. As the Simulation Environment is operated by unattended operations, any issues will only be fixed during the next trading day.

     A Permanent Simulation Schedule (approximately for a period of 1 or 2 month) will be developed by CBOT's Market Operations together with DBS. Notwithstanding the foregoing general schedule, the Simulation Environment may not be available for batch or online work from 3:00 a.m. on Saturday to 9:00 a.m. on Monday; these times are intended for regularly scheduled maintenance. Any unavailability will be included in the Permanent Simulation Schedule.

     Prior to a release introduction a dedicated Release Simulation Schedule will be developed by the respective project. During this phase the operation may differ from the standard operations.

7.   General Assumptions

     All service levels are based on the following volume and transaction assumptions:

          . no market makers/quotes, i.e. no massive use of mass quote interface;

          .   no unlimited feed by electronic order routing systems;

          . no batch processed order routing systems; only continuously loaded order routing systems;

          .   [**] Members at maximum;

          .   [**] Futures Products at maximum;

          .   [**] Options Products at maximum;

          .   [**] Series for Option Products at maximum;

          . [**] Orders/sec (peak) in the most liquid futures product at maximum;

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Schedule 11 to the New Systems Operations Agreement

          .   [**] Orders/sec (peak) in all futures product at maximum;

          . [**] Orders and single quotes/sec (peak) in the most liquid options product at maximum;

          . [**] Orders and single quotes/sec (peak) in all options product at maximum;

          .   [**] Full-trades/sec (peak) in the most liquid product at maximum;

          .   [**] Full-trades/sec (peak) in all products at maximum;

          . [**] Full-trades/sec (average) in the most liquid product at maximum;

          .   [**] Full-trade/sec (average) in all products at maximum;

          .   [**] Orders/22h-trading day at maximum;

          . [**] Orders/22h-trading day in the most liquid futures product at maximum;

          .   [**] Full-trades/22h-trading day at maximum;

          .   use of FIFO Matching Algorithm.

     Only regular procedure trading days will be taken into account (e.g., trading days with market supervision or non system interface induced problems will not be taken into account).

DBS will monitor whether the operation of the System is within the above volumes and transaction assumptions. DBS will report monthly to Ceres and the Eurex Entities about the monitored System information. If the volumes and transaction assumptions are exceeded in any month and if this causes non-compliance with a service level, DBS will not be liable for any payments under this Schedule 11 relating to the non-compliance. However, DBS will propose

               Schedules to the New Systems Operations Agreement
                                     Final
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Schedule 11 to the New Systems Operations Agreement
measures to accommodate increased volumes and changes in the transaction assumptions in order to achieve the guaranteed service levels.

               Schedules to the New Systems Operations Agreement
                                     Final